================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     ------------------------------------

                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                     Under
                          THE SECURITIES ACT OF 1933

                             MICROSOFT CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Washington                                             91-1144442
  (State or other jurisdiction                                  (IRS Employer
of incorporation or organization)                            Identification No.)


                               One Microsoft Way
                        Redmond, Washington 98052-6399
                                (425) 882-8080
--------------------------------------------------------------------------------
             (Address of registrant's Principal Executive Offices)


                 MICROSOFT CORPORATION 1999 STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS
--------------------------------------------------------------------------------
                           (Full title of the plan)


                              Robert A. Eshelman
                                General Counsel
                               One Microsoft Way
                        Redmond, Washington 98052-6399
                                (425) 882-8080
--------------------------------------------------------------------------------
                    (Name and address of agent for service)


                       Copies of all communications to:
                                Richard B. Dodd
                           Preston Gates & Ellis LLP
                         5000 Columbia Seafirst Center
                               701 Fifth Avenue
                               Seattle, WA 98104
                                (206) 623-7580


TITLE OF EACH CLASS                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
OF SECURITIES TO BE        AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
    REGISTERED            REGISTERED (1)           SHARE(2)                PRICE(2)          REGISTRATION FEE(2)
---------------------   ------------------   --------------------   ---------------------   ---------------------
COMMON STOCK PAR
 VALUE $0.0000125            2,000,000              $90.875              $181,750,000           $50,526.50

     (1) INCLUDES AN INDETERMINATE NUMBER OF ADDITIONAL SHARES THAT MAY BE ISSUED TO ADJUST THE NUMBER OF SHARES ISSUED PURSUANT TO THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN DESCRIBED HEREIN AS THE RESULT OF ANY FUTURE STOCK SPLIT, STOCK DIVIDEND OR SIMILAR ADJUSTMENT OF MICROSOFT'S OUTSTANDING COMMON STOCK.

     (2) ESTIMATED PURSUANT TO RULE 457(C) SOLELY FOR PURPOSES OF CALCULATING AMOUNT OF REGISTRATION FEE, BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON NOVEMBER 24, 1999, AS REPORTED ON THE NASDAQ STOCK MARKET.

              The Exhibit Index appears after the Signature Page
                        of this registration statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference into this registration statement:

     (a) Microsoft's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed with the Securities and Exchange Commission (the "Commission") on September 28, 1999, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

     (b)  Microsoft's Proxy Statement dated September 28, 1999.

     (c) Microsoft's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999.

     (d) The description of Microsoft's common stock, which is contained in a registration statement filed on Form S-3, dated December 2, 1996, registration number 333-17143, as amended.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the securities that may be offered under the Microsoft Corporation 1999 Non-Employee Director Stock Option Plan will be passed upon for Microsoft by Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104. Attorneys who are partners or employed by Preston Gates & Ellis LLP who have provided advice with respect to this matter in the aggregate own less than 2,000,000 shares of Microsoft's common stock.

Item 6.  Indemnification of Directors and Officers.

     Article XII of Microsoft's Restated Articles of Incorporation authorizes Microsoft to indemnify any present or former director, officer, employee, or agent of Microsoft, or a person serving in a similar post in another organization at the request of Microsoft, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Washington Business Corporation Act, public policy or other applicable law. Chapter 23B.08.510 and .570 of the Washington Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

     In addition, Microsoft maintains directors' and officers' liability insurance under which Microsoft's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page 6.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 30th day of November, 1999.

                                    MICROSOFT CORPORATION

                                    /s/ William H. Gates III
                                    ----------------------------------
                                    William H. Gates III
                                    Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gates III, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                         Dated
                                                                     -------------
/s/ William H. Gates III   Chairman, Chief Executive Officer,         November 30, 1999
------------------------   Director (principal executive officer)
William H. Gates III

/s/ Gregory B. Maffei      Senior Vice President, Finance and         November 30, 1999
------------------------   Administration; Chief Financial Officer
Gregory B. Maffei          (principal financial and accounting
                           officer)

                           Director
------------------------
Paul Allen

/s/ Richard A. Hackborn    Director                                   November 30, 1999
------------------------
Richard A. Hackborn

/s/ David F. Marquardt     Director                                   November 30, 1999
------------------------
David F. Marquardt


/s/ William G. Reed, Jr.   Director                                   November 30, 1999
------------------------
William G. Reed, Jr.

/s/ Jon A. Shirley         Director                                   November 30, 1999
------------------------
Jon A. Shirley

                               INDEX TO EXHIBITS

Exhibit Number                Description
--------------                -----------

     5.1           Opinion of Counsel regarding legality

     23.1          Consent of Independent Public Accountant

     23.2          Consent of Counsel (included in Exhibit 5.1)

     24            Power of Attorney (Contained within Signature Page)

     99.1          Microsoft Corporation 1999 Non-Employee Director Stock Option
                    Plan